SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 13, 2013

ENSURGE, INC.
(Exact name of registrant as specified in charter)

NEVADA	33- 03275	87-0431533
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1046 East University
Mesa, Arizona 85203
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (480) 459-5833.

Item 8.01 Other Events - Loan for Completion of Form 10K Annual Report

Due to the Company’s failure to file its December 31, 2012 Annual report on Form 10K by April 15, 2013, the Company received an “e” on its trading symbol, which notified the market that the Company was at risk of losing its listing status on the OTC Bulletin Board.  The Company’s failure to file “on time” was primarily due to a lack of capital.

Because of this need for immediate capital, the Company obtained a short-term loan from a non-affiliate third party and executed a six-month note for $23,000.  This funding has allowed the Company to meet its obligations to its auditors so that the Company’s annual report on Form 10-K may be completed and filed.

Item 9.01 Financial Statements and Exhibits

    Exhibit 99.1    Corporate Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSURGE, INC.

Date: May 16, 2013	By /s/ Jeff Hanks
Jeff Hanks, CFO